                                                                     EXHIBIT 4.3


                          SECOND SUPPLEMENTAL INDENTURE

          Supplemental Indenture (this "Supplemental Indenture"), dated as of April 30, 2004 among the entities listed in Exhibit A hereto (each a "Guaranteeing Subsidiary" and together the "Guaranteeing Subsidiaries"), each a subsidiary of Renal Care Group, Inc., Renal Care Group, Inc. (as successor to National Nephrology Associate, Inc.), a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, a national banking association (as successor by merger to Wells Fargo Bank Minnesota, N.A.), as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

          WHEREAS, the Company has heretofore become a party to an indenture (the "Indenture"), dated as of October 22, 2003 providing for the issuance of 9% Senior Subordinated Notes due 2011 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

          (a) Along with all other Guarantors, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (c) The following are hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) Such Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          (h) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Ten of the Indenture shall result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

          3. Subordination. The Obligations of the Guaranteeing Subsidiary under its Guarantee pursuant to this Supplemental Indenture shall be junior and subordinated to the Senior Indebtedness of the Guaranteeing Subsidiary on the same basis as the Notes are junior and subordinated to the Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by the Guaranteeing Subsidiary only at such time as they may receive and/or retain payments in respect of the Notes pursuant to the Indenture, including Article Ten thereof.

          4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          5. Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms.

          Except as otherwise provided in Section 11.05 of the Indenture, a Guarantor may not consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Guarantor) unless:

          (i) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Guarantor under this Indenture and its Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee;

          (j) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing; and

          (k) the Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          6.   Releases.

          (a) A Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes upon a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of, or all or substantially all of the assets of, such Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with Section 4.10 hereof; provided that any such termination shall occur (x) only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any Indebtedness of the Company shall also terminate upon such sale, disposition or release and (y) only if the Trustee is furnished with written notice of such release together with an Officers' Certificate from such Guarantor to the effect that all of the conditions to release in this Section 6 have been satisfied.

          (b) Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Eleven of the Indenture.

          7. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          8. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          11. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: April 30, 2004


                              GUARANTEEING SUBSIDIARIES:

                              RENAL CARE GROUP EAST, INC., a Pennsylvania
                                corporation
                              RENAL CARE GROUP MICHIGAN, INC., a Delaware
                                corporation
                              MICHIGAN HOME DIALYSIS CENTER, INC., a Michigan
                                corporation
                              RENAL CARE GROUP OF THE MIDWEST, INC., a Kansas
                                corporation
                              FOUR STATE REGIONAL DIALYSIS CENTER, INC., a
                                Missouri corporation
                              FORT SCOTT REGIONAL DIALYSIS CENTER, INC., a
                                Missouri corporation
                              MIAMI REGIONAL DIALYSIS CENTER, INC., a Missouri
                                corporation
                              RCG MISSISSIPPI, INC., a Delaware corporation RENAL CARE GROUP OF THE SOUTHEAST, INC., a Florida
                                corporation
                              NORTHEAST ALABAMA KIDNEY CLINIC, INC., an Alabama
                                corporation
                              RENAL CARE GROUP TEXAS, INC., a Texas corporation DIALYSIS MANAGEMENT CORPORATION, a Texas corporation
                              RCG PA MERGER CORP., a Texas corporation
                              STAT DIALYSIS CORPORATION, a Delaware corporation ANGLETON DIALYSIS, INC., a Texas corporation BRAZORIA KIDNEY CENTER, INC., a Texas corporation FONDREN DIALYSIS CLINIC, INC., a Texas corporation WHARTON DIALYSIS, INC., a Texas corporation JEFFERSON COUNTY DIALYSIS, INC., an Arkansas corporation
                              KDCO, INC., a Missouri corporation


                              By: /s/ Douglas B. Chappell
                                  ----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary

GUARANTEEING                  LAWTON DIALYSIS, INC., an Arkansas corporation
SUBSIDIARIES (CONTINUED):     LITTLE ROCK DIALYSIS, INC., an Arkansas
                                corporation
                              NORTHWEST DIALYSIS, INC., an Arkansas corporation
                              RENALAB, INC., a Delaware corporation
                              RCG FINANCE, INC., a Delaware corporation
                              RENALPARTNERS, INC., a Delaware corporation
                              RENALNET, INC., a Delaware corporation
                              WOUND CARE GROUP, INC., a Delaware corporation
                              DIABETES CARE GROUP, INC., a Delaware corporation
                              RENAL CARE GROUP ARIZONA, INC., an Arizona
                                corporation
                              RENAL CARE GROUP NORTHWEST, INC., a Delaware
                                corporation
                              RENALNET, ARIZONA, INC., an Arizona corporation
                              RCG UNIVERSITY DIVISION, INC., a Tennessee
                                corporation
                              R.C.G. SUPPLY COMPANY, a Tennessee corporation
                              RENAL CARE GROUP ALASKA, INC., an Alaska
                                corporation
                              RENAL CARE GROUP SOUTHWEST HOLDINGS, INC., a
                                Delaware corporation
                              DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC., an
                                Illinois corporation
                              SSKG, INC., an Illinois corporation
                              RENAL CARE GROUP OHIO, INC., a Delaware
                                corporation
                              PHYSICIANS DIALYSIS COMPANY, INC., a Pennsylvania
                                corporation
                              KENTUCKY RENAL CARE GROUP, LLC, a Delaware limited
                                liability company


                              By: /s/ Douglas B. Chappell
                                  ----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary


                              DIALYSIS LICENSING CORP., a Delaware corporation RCGIH, INC., a Delaware corporation


                              By: /s/ Douglas B. Chappell
                                  ----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Assistant Secretary

GUARANTEEING                RENAL CARE GROUP SOUTHWEST, L.P., a Delaware
SUBSIDIARIES (CONTINUED):     limited partnership

                              By: Renal Care Group Arizona, Inc., as sole
                                  general partner


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary


                            ARIZONA RENAL INVESTMENTS, LLC, a Delaware limited
                              liability company
                              By: Renal Care Group Arizona, Inc., as sole member


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary


                            RCG INDIANA, L.L.C., a Delaware limited liability
                              company
                              By: Renal Care Group, Inc., as manager


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Senior Vice President and Secretary


                            KIDNEY DISEASE CENTER OF THE OZARKS, L.L.C., a
                              Missouri limited liability company
                              By: Renal Care Group, Inc., as sole member


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Senior Vice President and Secretary

GUARANTEEING                STUTTGART DIALYSIS, LLC, an Arkansas limited
SUBSIDIARIES (CONTINUED):     liability company
                              By: Renal Care Group, Inc., as sole manager


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Senior Vice President and Secretary


                            RCG WEST HEALTH SUPPLY, L.C., an Arizona limited
                              company
                              By: Renal Care Group, Inc., as member


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Senior Vice President and Secretary


                            RENAL CARE GROUP TEXAS, LP, a Delaware limited
                              partnership
                              By: RCG PA Merger Corp., as sole general partner


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary


                            RENAL CARE GROUP WESTLAKE, LLC, a Delaware limited
                              liability company
                              By: RCG University Division, Inc., as sole member


                              By: /s/ Douglas B. Chappell
                                 -----------------------------------------------
                              Name:  Douglas B. Chappell
                              Title: Vice President and Secretary

                              RENAL CARE GROUP, INC.


                              By: /s/ David M. Dill
                                 -----------------------------------------------
                              Name: David M. Dill
                              Title: Executive Vice President

                              EXISTING GUARANTORS:

                              NNA OF OKLAHOMA, INC., a Nevada corporation
                              NNA OF GEORGIA, INC., a Delaware corporation
                              NNA OF ALABAMA, INC., an Alabama corporation
                              NNA MANAGEMENT COMPANY OF KENTUCKY, INC., a
                               Kentucky corporation
                              NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY
                                OF TEXAS, INC., a Texas corporation
                              NNA OF NEVADA, INC., a Nevada corporation
                              NATIONAL NEPHROLOGY ASSOCIATES CREDIT CORPORATION,
                                a Tennessee corporation
                              NNA OF TOLEDO, INC., an Ohio corporation
                              NNA PROPERTIES OF NEW JERSEY, INC., a New Jersey
                                corporation
                              NNA MANAGEMENT COMPANY OF LOUISIANA, INC., a
                                Louisiana corporation
                              RENEX CORP., a Florida corporation
                              RENEX MANAGEMENT SERVICES, INC., a Florida
                                corporation
                              DIALYSIS SERVICES OF ATLANTA, INC., a Georgia
                                corporation
                              RENEX DIALYSIS CLINIC OF PENN HILLS, INC., a
                                Pennsylvania corporation
                              RENEX DIALYSIS CLINIC OF SHALER, INC., a
                                Pennsylvania corporation
                              RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC., a
                                Pennsylvania corporation
                              RENEX DIALYSIS CLINIC OF AMESBURY, INC., a
                                Massachusetts corporation
                              RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC., a
                                Massachusetts corporation
                              RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC., a
                                Georgia corporation
                              RENEX DIALYSIS CLINIC OF CREVE COUER, INC., a
                                Missouri corporation
                              RENEX DIALYSIS CLINIC OF ST. LOUIS, INC., a
                                Missouri corporation


                              By:  /s/ David M. Dill
                                 -----------------------------------------------
                              Name:  David M. Dill
                              Title: Vice President

EXISTING GUARANTORS           RENEX DIALYSIS CLINIC OF BRIDGETON, INC., a
(CONTINUED):                    Missouri corporation
                              RENEX DIALYSIS CLINIC OF UNION, INC., a Missouri
                                corporation
                              RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS,
                                INC., a Missouri corporation
                              RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC., a
                                Missouri corporation
                              RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC., a
                                Missouri corporation
                              RENEX DIALYSIS FACILITIES, INC., a Mississippi
                                corporation
                              RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC., a New
                                Jersey corporation
                              RENEX DIALYSIS CLINIC OF ORANGE, INC., a New
                                Jersey corporation
                              RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC., a
                                Pennsylvania corporation
                              RENEX DIALYSIS CLINIC OF PITTSBURGH, INC., a
                                Pennsylvania corporation
                              RENEX DIALYSIS CLINIC OF WOODBURY, INC., a New
                                Jersey corporation
                              RENEX DIALYSIS CLINIC OF TAMPA, INC., a Florida
                                corporation
                              NNA PROPERTIES OF KENTUCKY, INC., a Kentucky
                                corporation
                              NNA PROPERTIES OF TENNESSEE, INC., a Tennessee
                                corporation
                              NNA TRANSPORTATION SERVICES CORPORATION, a
                                Tennessee corporation


                              By:  /s/ David M. Dill
                                 -----------------------------------------------
                              Name:  David M. Dill
                              Title: Vice President


                              NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P., a
                                Texas limited partnership
                                By: National Nephrology Associates Management
                                    Company of Texas, Inc., a Texas corporation,
                                    as general partner


                                By:  /s/ David M. Dill
                                   ----------------------------------------
                                Name:  David M. Dill
                                Title: Vice President

EXISTING GUARANTORS           NNA - SAINT BARNABAS, L.L.C., a New Jersey limited
(CONTINUED):                    liability company
                                By: Renex Dialysis Clinic of Woodbury Inc., a
                                    Delaware corporation, as sole member

                              NNA - SAINT BARNABAS - LIVINGSTON, L.L.C., a New
                                Jersey limited liability company
                                By: NNA - Saint Barnabas, LLC, a New Jersey
                                    limited liability company, as sole member
                                    By: Renex Dialysis Clinic of Woodbury Inc.,
                                        a Delaware corporation, as sole member

                              NNA OF OKLAHOMA, L.L.C., an Oklahoma limited
                                liability company
                                By: NNA of Oklahoma, Inc., a Nevada corporation,
                                    as sole member

                              NNA OF LOUISIANA, LLC, a Louisiana limited
                                liability company
                                By: NNA Management Company of Louisiana, Inc.,
                                    as sole member

                              DOYLESTOWN ACUTE RENAL SERVICES, L.L.C., a
                                Pennsylvania limited liability company
                                By: Renex Dialysis Clinic of Doylestown, Inc., a
                                    Pennsylvania corporation, as sole member

                              NNA OF NEWARK, L.L.C., a New Jersey limited
                                liability company
                                By: Renex Dialysis Clinic of Woodbury, Inc., a
                                    New Jersey corporation, as sole member


                              By: /s/ David M. Dill
                                 -----------------------------------------------
                              Name:  David M. Dill
                              Title: Vice President

                              NNA OF RHODE ISLAND, INC., a Rhode Island
                                corporation


                                By: /s/ Leif Murphy
                                   -----------------------------------------
                                Name:  Leif Murphy
                                Title: Executive Vice President

EXISTING GUARANTORS           DIALYSIS ASSOCIATES, LLC, a Tennessee limited
(CONTINUED):                    liability company
                              DIALYSIS ASSOCIATES MEDICAL SUPPLY, LLC, a
                                Tennessee limited liability company
                                By: Renal Care Group, Inc., a Delaware
                                    corporation, as sole member


                                By: /s/ David M. Dill
                                   ----------------------------------------
                                Name:  David M. Dill
                                Title: Executive Vice President and
                                       Chief Financial Officer

                              WELLS FARGO BANK MINNESOTA, N.A., AS TRUSTEE


                              By: /s/ Jane Y. Schweiger
                                  ----------------------------------------------
                              Name:  Jane Y. Schweiger
                              Title: Vice President

                                    EXHIBIT A

                            Guaranteeing Subsidiaries

Renal Care Group East, Inc.
Renal Care Group Michigan, Inc.
Michigan Home Dialysis Center, Inc.
Renal Care Group of the Midwest, Inc.
Four State Regional Dialysis Center, Inc.
Fort Scott Regional Dialysis Center, Inc.
Miami Regional Dialysis Center, Inc.
RCG Mississippi, Inc.
Renal Care Group of the Southeast, Inc.
Northeast Alabama Kidney Clinic, Inc.
Renal Care Group Texas, Inc.
Dialysis Management Corporation
RCG PA Merger Corp.
STAT Dialysis Corporation
Angleton Dialysis, Inc.
Brazoria Kidney Center, Inc.
Fondren Dialysis Clinic, Inc.
Wharton Dialysis, Inc.
Jefferson County Dialysis, Inc.
KDCO, Inc.
Lawton Dialysis, Inc.
Little Rock Dialysis, Inc.
Northwest Dialysis, Inc.
RenaLab, Inc.
RCG Finance, Inc.
RenalPartners, Inc.
RenalNet, Inc.
Wound Care Group, Inc.
Diabetes Care Group, Inc.
Renal Care Group Arizona, Inc.
Renal Care Group Northwest, Inc.
RenalNet, Arizona, Inc.
RCG University Division, Inc.
R.C.G. Supply Company
Renal Care Group Alaska, Inc.
Renal Care Group Southwest Holdings, Inc.
Dialysis Centers of America - Illinois, Inc.
SSKG, Inc.
Renal Care Group Ohio, Inc.
Physicians Dialysis Company, Inc.
Dialysis Licensing Corp.
RCGIH, Inc.


                                      -A1-

Renal Care Group Southwest, L.P.
Arizona Renal Investments, LLC
RCG Indiana, L.L.C.
Kidney Disease Center of the Ozarks, L.L.C.
Stuttgart Dialysis, LLC
RCG West Health Supply, L.C.
Kentucky Renal Care Group, LLC
Renal Care Group Texas, LP
Renal Care Group Westlake, LLC



                                      -A2-